INSIDER TRADING POLICY Page 1 of 7 SECTION 1. PURPOSE The purpose of this Policy is to set forth the obligations and responsibilities of each director, officer and employee of Lexicon Pharmaceuticals, Inc. (“Lexicon” or the “Company”) with respect to Confidential Information and the prohibitions against insider trading. SECTION 2. DEFINITIONS 2.1. “Confidential Information.” Any proprietary information that is generally not known to the public and has not been purposefully disclosed to the public, including any information that Lexicon has obtained through a contractual relationship with another company and has agreed not to disclose through a confidentiality agreement or the like and any information that is subject to a confidentiality agreement, employment agreement or any other agreement between an Insider and Lexicon and any of its affiliates. 2.2. “Insiders.” Lexicon employees, officers, directors, members of their households, their designees, and entities controlled by any of the foregoing. SECTION 3. RESPONSIBILITY/APPLICABILITY 3.1. Applicability. This Policy applies to all Insiders, as well as any third-parties performing services on behalf of the Company that may, in the scope of that work, be exposed to material nonpublic information about the Company. 3.2. This Policy also applies to material nonpublic information relating to other companies, including Lexicon’s current or potential business partners, when that information is obtained by an Insider in the course of his or her employment or association with the Company. 3.3. This Policy continues to apply after an Insider has terminated his or her employment or association with the Company. SECTION 4. POLICY/GUIDELINES 4.1. Confidential Information. 4.1.1. Confidential Information is owned by Lexicon or its current or potential business partners from whom such Confidential Information is obtained. Serious problems may be caused by the unauthorized disclosure of Confidential Information, whether or not for the purpose of facilitating improper trading in the Company’s securities. Lexicon personnel should not discuss Confidential Information or any other internal Company matters or developments with anyone outside of the Company, except as required in the performance of regular corporate duties. Consistent with the foregoing, Insiders should be discreet with Confidential Information and not discuss it in places where it can be overheard, such as elevators, restaurants, taxis and airplanes. Insiders are strictly prohibited from discussing the Company, or posting Confidential Information, in Internet chat rooms, on Internet message boards or weblogs, or on Internet social media sites. 4.1.2. These prohibitions apply specifically (but not exclusively) to inquiries about the Company that may be made by the media, investment analysts or others in the financial community. It is important that all such communications on behalf of the Exhibit 19.1 Page 2 of 7 Company, whether or not they involve confidential information, be made by or under the direction of an appropriately designated officer under carefully controlled circumstances. Unless you are expressly authorized to the contrary, if you receive any inquiries of this nature or any other inquiries from third parties, you should decline comment and refer the inquirer to the Corporate Communications Department. For more information please refer to Lexicon’s Corporate Communications Policy. 4.2. Insider Trading Prohibition. 4.2.1. General. It is Lexicon’s policy that no Insider shall purchase or sell any Company stock or other securities when such person is aware of material nonpublic information about the Company. Purchases and sales may be made on an Insider’s behalf under the terms of a trading plan established at a time when such person was not aware of material nonpublic information about the Company, provided that the trading plan satisfies the conditions of Rule 10b5-1 under the Securities Exchange Act of 1934. To promote compliance with the securities laws, it is Lexicon’s policy that directors, officers and designated employees will clear their transactions in advance in accordance with procedures established by the Company. It is Lexicon’s policy to comply with all applicable securities and state laws (including any required approvals by the Company’s board of directors or appropriate committee thereof) when engaging in transactions in Company stock or other securities. 4.2.2. Material Nonpublic Information. Information should be considered material if it is information that a reasonable investor would consider to be important in deciding whether to purchase or sell Company stock. Examples of such information may include, depending on the particular circumstances, the following: • Clinical trial results • Financial results • Projections of future earnings or losses • News of a pending or proposed merger or acquisition • News of a significant strategic alliance or licensing agreement • Impending financial liquidity problems • News of the disposition of a subsidiary, division or line of business • Gain or loss of a significant customer, collaborator or supplier • Gain or loss of a significant license or other contract • Significant new product, discovery or line of business • Stock splits or dividends • New equity or debt offerings • Significant litigation exposure due to actual or threatened litigation • Major changes in management Page 3 of 7 Information should be considered to be public only if it has been sufficiently publicized by official announcements for the public to have had an opportunity to evaluate it. Thus, information is not public merely because it is reflected by rumors or other unofficial statements in the marketplace. Moreover, Insiders may not attempt to “beat the market” by trading simultaneously with, or shortly after, the official release of such information. In most cases, information should not be regarded as public until at least twenty four (24) hours after it has been disseminated through a national news medium. Obviously, though, what constitutes a reasonable waiting period will be dictated by the circumstances, such as the form of dissemination and the complexity of the information. If an Insider has doubts as to whether certain information is material nonpublic information, he or she should either consult with the Legal Department, or not trade in Company stock or other securities until such time as he or she is confident that such information has been made public or that such information is not material. 4.2.3. Periods in Which Purchases and Sales May Be Made. Lexicon policy does not strictly prohibit purchases and sales of Company stock and other securities during specified time periods following the end of a calendar quarter or year, provided that such purchases or sales are made (a) when such person is not aware of any material nonpublic information about the Company or (b) under the terms of a trading plan that satisfies the conditions of Rule 10b5-1 (described in more detail below). To limit even the appearance of improper trading, however, Lexicon strongly encourages all Insiders not to engage in transactions (purchases or sales) in Company stock or other securities, except for purchases or sales made under the terms of a preexisting Rule 10b5-1 trading plan, following the end of a calendar quarter or year, even if such individual is not aware of any material nonpublic information about the Company, until: • Such time as the Company has publicly announced results of operations and financial condition for such quarter or year (i.e., until twenty four (24) hours following the press release announcing such results), or • The Company has widely disseminated similar information (e.g., through distribution of a prospectus relating to a new securities offering). The Company’s public announcement of results of operations and financial condition for a quarter or year should not be construed as creating a “safe harbor” for purchases or sales of Company stock or other securities. No Insider should purchase or sell Company stock or other securities, even in the period following an annual or quarterly release of financial results, if he or she is aware of material nonpublic information about the Company. 4.2.4. Rule 10b5-1 Trading Plans. As noted above, Lexicon policy permits purchases and sales of Company stock and other securities to be made at any time on an Insider’s behalf under the terms of a trading plan established at a time when such person was not aware of material nonpublic information about the Company, provided that the trading plan satisfies the conditions of Rule 10b5-1 under the Securities Exchange Act of 1934. Page 4 of 7 Rule 10b5-1 provides an affirmative defense to insider trading liability for purchases and sales made under the terms of a trading plan established at a time when such person was not aware of material nonpublic information about the Company. A Rule 10b5-1 trading plan must: • specify the amount of securities to be purchased or sold, and the price and date on which such securities are to be purchased or sold; or • include a written formula for determining such amount(s), price(s), and date(s); or • delegate to a third party all decisions about how, when or whether to effect purchases or sales (and not permit the person establishing the plan to exercise any subsequent influence over such matters); provided that the third party to whom such decisions are delegated must not make such decisions when aware of material nonpublic information. For purposes of such trading plans: • the amount of the securities to be purchased or sold may be defined as either a specified number of shares or a specified dollar value of securities; • the price that the securities are to be purchased or sold may be defined as the market price on a particular date, a limit price or a particular dollar price; and • the date that the securities are to be purchased or sold may be defined, in the case of a market order, as the day of the year on which the order is to be executed (or as soon as possible under principles of best execution) and, in the case of a limit order, as any day of the year in which the limit order is enforced. Purchases and sales under a Rule 10b5-1 trading plan must be made in accordance with the terms of the plan. Any purchases or sales that deviate from those terms, and any opposite-way or hedging transactions that are made by the person establishing the plan, do not fall within a Rule 10b5-1 trading plan. A person establishing a Rule 10b5-1 trading plan may modify such plan when such person is not aware of material nonpublic information about the Company. To limit even the appearance of improper trading, Lexicon strongly encourages Insiders not to establish or modify a Rule 10b5-1 trading plan following the end of a calendar quarter or year until such time as the Company has publicly announced results of operations and financial condition for such quarter or year (i.e., until twenty four (24) hours following the press release announcing such results). In addition, Lexicon strongly encourages all persons establishing a Rule 10b5-1 trading plan to evidence such plan in writing. It is Lexicon’s policy that any Insider who purchases or sells Company stock or other securities under a Rule 10b5-1 trading plan shall be responsible for complying with all of the conditions of Rule 10b5-1. 4.2.5. Pre-Clearance Required for Transactions by Directors, Officers and Designated Employees. Because Lexicon’s directors, officers and certain employees generally

Page 5 of 7 have greater access to material nonpublic information, and because the securities laws impose special obligations and restrictions on directors and executive officers, it is Lexicon’s policy that directors, officers and other employees designated by the General Counsel as having unique access to clinical, financial or other sensitive information must always obtain clearance from the General Counsel (or his or her designee) before: • Effecting any transaction in Company stock or other securities (including gifts, but excluding purchases or sales made under the terms of a previously approved Rule 10b5-1 trading plan), regardless of the timing of such transaction; or • Establishing or modifying a Rule 10b5-1 trading plan. Clearance must also be obtained for transactions by family members living in the director or officer’s household or receiving financial support (e.g., students living away from home) and for all transactions in which the director or officer may have an indirect interest or the ability to direct the transaction. Clearance under this policy will generally be effective for the time period requested, after which time new clearance must be obtained. 4.2.6. No Restrictions on Purchases of Company Stock under Equity Incentive Plans. Purchase of Lexicon stock pursuant to the exercise of stock options granted under the Company’s equity incentive plans are not subject to the insider trading or pre- clearance policies set forth above. Any sale of stock issued upon the exercise of stock options (in a cashless exercise or otherwise), however, are subject to such policies. 4.2.7. Tipping. Employees, officers and directors should be aware that if someone else (e.g., a spouse, family member, friend or acquaintance) trades in Lexicon stock or other securities on the basis of material nonpublic information they received from such individual, the securities laws may impose civil and/or criminal liabilities both on such individual and on the person trading in the stock. In this regard, employees, officers and directors should be sure that their spouses are made aware of Lexicon policy and the legal ramifications of such activity. 4.2.8. Shadow Trading. It is Lexicon’s policy that no Insider shall purchase or sell any stock or other securities of the Company’s customers, suppliers, strategic partners, competitors or any other companies based on any material nonpublic information about the Company of which such person is aware or any information about such other companies learned through such person’s relationship with the Company. 4.3. Speculation Discouraged. To promote compliance with the securities laws and the applicable policies of Lexicon, Insiders should view all their transactions in the Company’s stock and other securities as involving investment decisions and not speculation. In-and- out trading (i.e., opposite-way purchase and sale transactions within a short period of time) and other speculative transactions in Company stock and other securities are strongly discouraged. In order to avoid any appearance of speculative trading in the Company’s stock or other securities or a financial bet against Lexicon, it is Lexicon’s policy that no Insider should purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Page 6 of 7 any of the Company’s securities. Without limiting the foregoing, it is also Lexicon’s policy that no Insider should engage in trading of options to purchase or sell Company stock or other securities (e.g., exchange-traded puts and calls). Lexicon recognizes that holders of Company stock options may find it necessary or desirable to sell common stock purchased on the exercise of such options shortly after such purchase. Such sales are permissible under Company policy, although as a general matter the Company wishes through operation of its equity incentive plans to encourage employee ownership of its securities. 4.4. Special Provisions Applicable to Directors, Executive Officers and Certain Other Persons. Additional trading restrictions and certain reporting requirements are imposed on Lexicon’s directors and executive officers by Section 16 of the Securities Exchange Act of 1934 and Rule 144 under the Securities Act of 1933. Section 16(a) of the Securities Exchange Act imposes Form 3, 4 and 5 filing requirements for transactions in Lexicon securities, while Section 16(b) imposes liability for purchases and sales of Company securities within a six-month period. The consequences of a late filing or a failure to file under Section 16(a) include public embarrassment to the individual and the Company from required disclosures in the Company’s proxy statement and Form 10-K and the possibility of substantial fines or even criminal liability. Rule 144 under the Securities Act imposes volume limitations on sales by executive officers and directors of Lexicon stock and other securities and requires the filing of a report on Form 144 with the SEC no later than the day the director or officer places a sell order. 4.5. Conclusion. In addition to providing guidance in specific situations involving trading, this Policy will foster awareness among Insiders of the basic considerations that underlie their responsibilities with respect to Confidential Information and the purchase and sale of Company stock or other securities. Securities and disclosure laws and regulations are constantly changing. If there are developments of substantial importance, special publications may be issued or this Policy may be revised or supplemented. It is almost certain, however, that there will be no change in the basic philosophy of the law regarding insider trading and of the Company in this area – fairness to Lexicon’s stockholders. Although the securities laws frequently seem complex and difficult to understand, adherence to that philosophy by all Insiders will contribute greatly to recognizing and preventing potentially embarrassing and costly problems. We expect the strictest compliance with these policies by all personnel at every level. Failure to observe them may result in serious legal difficulties for you as well as Lexicon. Failure to follow their letter and spirit would be considered a matter of extreme seriousness and a basis for termination of employment and may lead to civil and/or criminal liabilities for you personally. If you have any doubt as to your responsibilities under these policies, seek clarification and guidance from the Legal Department before you act. Do not try to resolve uncertainties on your own. SECTION 5. OTHER MATTERS 5.1. Amendment. The Corporate Compliance Committee reserves the right to amend this Policy as appropriate at any time without prior notice. Page 7 of 7 5.2. Failure to Comply. EMPLOYEES WHO VIOLATE ANY LEXICON POLICIES AND PROCEDURES WILL BE SUBJECT TO DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION OF EMPLOYMENT. 5.3. Reporting Concerns. Any person (whether an employee or person acting on behalf of Lexicon) who knows of and/or suspects a violation of this Policy shall immediately discuss the matter with her/his supervisor (in the case of an employee) or vendor coordinator (if a consultant or agent). If such a discussion is impracticable or if a person should prefer, she/he may also report the matter to the General Counsel, any member of the Legal Department or the Human Resources Department, or through the Lexicon Compliance Helpline. However, any person must raise her/his suspicions or knowledge of a violation as contained in this Section. Report a Concern Helpline Options Phone: 833-222-7543 Website: lexpharma.ethicspoint.com Lexicon does not tolerate any form of retaliation or adverse action against any employee who submits a good faith report of misconduct. SECTION 6. CROSS-REFERENCES TO OTHER CORPORATE POLICIES (AS NEEDED) ▪ Lexicon Corporate Communications Policy